Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2007, in the Registration Statement (Form S-4 No. 333-000000) and related Prospectus of Altra Industrial Motion, Inc. for the registration of the 9% Senior Secured Notes due 2011.

/s/ Ernst & Young LLP Boston, Massachusetts May 3, 2007